                                                                  EXHIBIT 4.1(d)

              THIS DOCUMENT IS SUBJECT TO A CONFIDENTIAL TREATMENT
                      REQUEST PURSUANT TO RULE 24b-2 UNDER
                 THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                            AMENDMENT AGREEMENT NO. 4
                               TO CREDIT AGREEMENT

         THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 16th day of November, 2001, by and among INSTEEL INDUSTRIES, INC., a North Carolina corporation (herein called the "Borrower"), BANK OF AMERICA, N.A., a national banking association (the "Agent"), as Agent for the lenders (the "Lenders") party to the Credit Agreement dated January 31, 2000 as amended by the Amendment Agreement No. 1 to Credit Agreement dated January 12, 2001, by the Supplement to Amendment Agreement No. 1 to the Credit Agreement effective January 12, 2001, by the Amendment Agreement No. 2 to Credit Agreement dated May 21, 2001 and by Amendment Agreement No. 3 to Credit Agreement dated August 9, 2001 (collectively the "Agreement"), and the Equity Appreciation Rights Agreement dated May 21, 2001 (the "EAR Agreement"), among the Borrower, the Agent, and the Lenders, and the UNDERSIGNED LENDERS.


                              W I T N E S S E T H:


         WHEREAS, the parties hereto have entered into the Agreement pursuant to which the Lenders have agreed to make loans to the Borrower as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that the Subsidiaries of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that the Lenders further amend the Agreement and amend the EAR Agreement in the manner described herein; and

         WHEREAS, the Lenders are willing to further amend the Agreement and amend the EAR Agreement subject to the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. Definitions. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. The term "EAR Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the EAR Agreement as hereinafter amended and modified. Unless the context otherwise requires, other than paragraph 7, all terms used herein without definition shall have the definition provided therefor in the Agreement. Unless the context requires otherwise, all terms used herein in paragraph 7 without definition shall have the definition provided therefor in the EAR Agreement.

         2. Amendment to Agreement. Subject to the conditions set forth herein, the Agreement is hereby amended, effective as of the date of this Amendment No. 4 as follows:

                  (a) Section 1.01 is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

                           "Amendment No. 4" means Amendment Agreement No. 4 to
                  Credit Agreement and Equity Appreciation Rights Agreement which Amendment No. 4 is dated November 16, 2001;

                  (b) The definition of "Applicable Margin" in Section 1.1 is hereby further amended in its entirety so that as amended it shall read as follows:

                           "`Applicable Margin' means for each of the periods
                  set forth below that percent per annum set forth opposite each such period:

                                                                  Applicable
                               Period                               Margin
                               ------                             ----------
                    Date of Amendment No. 4 through
                    December 31, 2001                              3.00%

                    January 1, 2002 through March 31, 2002         3.25%

                    April 1, 2002 through June 30, 2002            3.50%

                    July 1, 2002 through October 15, 2002          3.75%"

                  (c)      The definition of "Stated Termination Date" in
         Section 1.1 is hereby further amended in its enti rety so that as amended it shall read as follows:

                           "`Stated Termination Date' means October 15, 2002."

                  (d)      The definition of "Term Loan Maturity Date" in
         Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Term Loan Maturity Date' means October 15, 2002."

                  (e) The definition of "Total Revolving Credit Commitment" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "'Total Revolving Credit Commitment' means for the
                  period from the date of Amendment No. 4 through October 15, 2002 $50,000,000, subject to further reduction from time to time in accordance with Section 2.2(e)."

                  (f) Section 2.1(c) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(c)     Payment of Principal. The principal amount
                  of the Term Loan shall be repaid in monthly installments on the dates and in the amounts set forth below:

                                    Date                               Amount
                                    ----                               ------
                                    April 30, 2002                     $300,000
                                    May 31, 2002                       $300,000
                                    June 30, 2002                      $300,000
                                    July 31, 2002                      $700,000
                                    August 31, 2002                    $700,000
                                    September 30, 2002                 $700,000

                  provided, however, that the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date."

                  (g) Clause (iii) of the first paragraph of Section 2.1(e) is hereby amended by (i) changing the reference to Section 10.6(c), (f) and (g) to refer to Section 10.6(b), (c), (f) and (g) and (ii) adding the following new sentence at the end of such paragraph:

                  "Notwithstanding the foregoing, the Net Proceeds received from the sale of Inventory, other than in the ordinary course of business, or Accounts Receivable shall be applied as repayments of the Revolving Credit Outstandings to permanently reduce the Total Revolving Credit Commitment."

                  (h) Section 2.2(b) is hereby amended by deleting the last sentence thereof and inserting the following two sentences in lieu thereof:

                  "Each Advance under the Revolving Credit Facility, other than Base Rate Refunding Loans, shall be in an amount of at least $100,000, and, if greater than $100,000, an integral multiple of $100,000. The Borrower shall not be entitled to request an Advance more frequently than once each calendar week."

                  (i) Section 9.1(i) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(i)     as soon as practicable and in any event not
                  later than the last Business Day of each month during the period from the date of Amendment No. 4 to the Facility Termination Date deliver to the Agent and the Lenders a monthly cash flow report and budget in form acceptable to the Agent; and"

                  (j) Section 9.1(j) is hereby amended by deleting the phrase "two weeks" appearing therein and inserting in lieu thereof the word "month".

                  (k) Section 9.22 is hereby amended in its entirety so that as amended it shall read as follows:

                           "9.22. [*]. On or before November 30, 2001 engage, at
                  its cost and expense, a [*] acceptable to the Agent and the Lenders in their sole discretion pursuant to the terms of an agreement acceptable in form and substance to the Agent and the Lenders in their sole discretion and have a [*] acceptable to the Agent and the Lenders so engaged at all times."

                  (l) Section 10.1(a) is hereby further amended in its entirety so that as amended it shall read as follows:

                           "(a)     Consolidated Net Worth. Permit Consolidated
                  Net Worth to be less than (i) $[*] and (ii) as at the last day of each fiscal quarter of the Borrower ending after September 29, 2001 and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 10.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the computation for the quarter ended December 29, 2001, $[*]), plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments."

                  (m) The table in Section 10.1(b) is amended in its entirety so that as amended it shall read as follows:


                                        Period                                  Amount
                                        ------                                  ------
                           1st fiscal quarter of Fiscal Year 2002               $[*]
                           2nd fiscal quarter of Fiscal Year 2002               $[*]
                           3rd fiscal quarter of Fiscal Year 2002               $[*]
                           4th fiscal quarter of Fiscal Year 2002               $[*]


                  (n) Clause (b) of Section 10.6 is amended in its entirety so that as amended it shall read as follows:

                           "(b) the sale or transfer of assets associated with facilities of Borrower or its
                  Subsidiaries so long as the Net Proceeds are paid to the Lenders as provided in Section 2.1(e) and such Net Proceeds are not less than 90% of the forced liquidation value of such assets as determined based upon appraisals currently in the possession of the Agent;"

         [*] Confidential portion has been omitted and filed separately with the Commission.

         3. Swing Line. From and after the date of this Amendment Agreement the Borrower shall not be entitled to request Swing Line Loans, the Swing Line shall terminate as of the date of this Amendment Agreement and the Borrower shall have paid in full all Swing Line Outstandings.

         4. Subsidiary Consents. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and
(ii) confirming its guarantee of payment of all the Obligations.

         5. Representations and Warranties. The Borrower hereby represents and warrants that:

                  (a) The representations and warranties made by Borrower in Article VIII of the Agreement are true on and as of the date hereof except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to
         Section 9.1;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) After giving effect to this Amendment Agreement (including the waivers by the Lenders set forth herein), no event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         6. Deferral of Amendment Fee under Amendment No. 2. The provisions regarding the Amendment Fee as set forth in paragraph 7 of Amendment No. 2 are modified as follows: (i) payment of $[*] is due on each of January 31, 2002, April 30, 2002 and July 31, 2002 and (ii) payment of $[*] is due on October 15, 2002. In the event all Obligations have been paid in full prior to the date each payment shall be due, payment of such fees shall be waived.

         [*] Confidential portion has been omitted and filed separately with the Commission.

         7. Amendment to EAR Agreement. Subject to the conditions set forth herein, the EAR Agreement is hereby amended, effective as of the date of this Amendment No. 4 as follows:

                  (a) Section 1.01 is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

                           "Amendment No. 4" means Amendment Agreement No. 4 to
                  Credit Agreement and Equity Appreciation Rights Agreement which Amendment No. 4 is dated November 16, 2001;"

                  (b) The definition of "Exercise Period" in Section 1.01 is hereby amended in its entirety so that as amended it shall read as follows:

                           "'Exercise Period" means the period (a) beginning and
                  ending in the case of Section 2.02(b) and (c), upon payment in full of all the Loans or (b) beginning on the earlier to occur of (i) July 15, 2002 or (ii) occurrence of an Event of Default under the Credit Agreement and ending on July 15, 2004;"

                  (c) Section 2.02(b) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(b) In the event all Obligations (as defined in the
                  Credit Agreement) have been paid in full by April 15, 2002 and the Facility Termination Date (as defined in the Credit Agreement) shall have occurred by April 15, 2002, the Rights Fee shall be $[*];"

                  (d) Section 2.02(c) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(c) In the event all Obligations (as defined in the
                  Credit Agreement) have not been paid in full by April 15, 2002 but are paid in full by July 15, 2002 and the Facility Termination Date (as defined in the Credit Agreement) shall have occurred by July 15, 2002, the Rights Fee shall be in a maximum amount of $[*] but in no event less than the greater of"

                           (i)      [*]; or
                           (ii)     $[*]; and

         8. Conditions. This Amendment Agreement shall become effective upon the Borrower delivering or causing to be delivered to the Agent the following:

                  (i) five (5) counterparts of this Amendment Agreement duly executed by the Borrower, the Agent and the Required Lenders and consented to by each of the Subsidiaries;

         [*] Confidential portion has been omitted and filed separately with the Commission.

                  (ii) copy of resolutions adopted by the Board of Directors of the Borrower and each Guarantor approving this Amendment Agreement and authorizing its execution certified by the Secretary or Assistant Secretary to be a true and correct copy duly adopted;

                  (iii) all other fees and expenses due in connection with this Amendment Agreement;

         9. Acknowledgment; Release. The Borrower and the Guarantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Agreement and any other Loan Documents which evidence, guaranty or secure the Obligations. The Borrower and the Guarantors hereby release and forever discharge the Agent, the Lenders and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

         10. Costs and Expenses. The Borrower agrees to pay all costs and expenses associated with the preparation, due diligence, administration and enforcement of all documentation executed in connection with the Amendment Agreement, including without limitation, the legal fees and out-of-pocket expenses of counsel to the Agent. The Borrower also agrees to pay the expenses of the Agent and the Lenders in connection with Collateral review, field audits and retention of consultants.

         11. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         12. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                         BORROWER:

                                         INSTEEL INDUSTRIES, INC.
WITNESS:

/s/ Gary D. Kniskern                     By:      /s/ H.O. Woltz III
--------------------------------                 ------------------------------
Print Name: Gary D. Kniskern             Name:   H.O. Woltz III
            --------------------                 ------------------------------
                                         Title:   President
                                                 ------------------------------
/s/ Michael C. Gazmarian
--------------------------------
Print Name: Michael C. Gazmarian
            --------------------

                                            GUARANTORS:

                                            INSTEEL WIRE PRODUCTS COMPANY
                                            INTERCONTINENTAL METALS CORPORATION
                                            FLORIDA WIRE AND CABLE, INC.

WITNESS:

/s/ Gary D. Kniskern                        By:     /s/ H.O. Woltz III
------------------------------------              -----------------------------
Print Name: Gary D. Kniskern                Name:   H.O. Woltz III
            ------------------------              -----------------------------
                                            Title:  President
                                                  -----------------------------
/s/ Michael C. Gazmarian
------------------------------------
Print Name: Michael C. Gazmarian
            ------------------------

                                 BANK OF AMERICA, N.A., as Agent for the Lenders



                                 By:    /s/ Michael J. Fey
                                        ----------------------------------------
                                 Name:  Michael J. Fey
                                        ----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------



                                 BANK OF AMERICA, N.A., as a Lender



                                 By:    /s/ Michael J. Fey
                                        ----------------------------------------
                                 Name:  Michael J. Fey
                                        ----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------

                               BRANCH BANKING AND TRUST COMPANY



                               By:    /s/ Richard C.F. Spencer
                                      -----------------------------------------
                               Name:  Richard C.F. Spencer
                                      -----------------------------------------
                               Title: Senior Vice President
                                      -----------------------------------------

                                  FIRST UNION NATIONAL BANK



                                  By:    /s/ H. Leon McGee
                                         --------------------------------------
                                  Name:  H. Leon McGee
                                         --------------------------------------
                                  Title: Senior Vice President
                                         --------------------------------------

                                  NATIONAL BANK OF CANADA



                                  By:    /s/ Bill Handley/Alex M. Council IV
                                         ---------------------------------------
                                  Name:  Bill Handley/Alex Council IV
                                         ---------------------------------------
                                  Title: Vice President & Manager/Vice President
                                         ---------------------------------------